UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2019

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, NY 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	FBIO	Nasdaq Capital Market

9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of stockholders of Fortress Biotech, Inc. (“Fortress” or “the Company”) was held on June 18, 2019. The following matters were voted on by the stockholders: (i) the election of seven directors; (ii) the ratification of the appointment of BDO USA, LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2019; (iii) an advisory vote to approve the compensation of the Company’s named executive officers; and (iv) an advisory vote on the frequency of the advisory vote to approve the compensation of the Company’s named executive officers.

Item 1: Election of directors:

Nominee	Total Votes For	% Voted For	Total Votes Withheld	% Voted Withheld

Lindsay A. Rosenwald, M.D.	31,544,638	98.25%	560,671	1.75%

Michael S. Weiss	27,569,415	85.87%	4,535,894	14.13%

Eric K. Rowinsky, M.D.	31,145,840	97.01%	959,469	2.99%

Jimmie Harvey, Jr., M.D.	31,909,730	99.39%	195,579	0.61%

Malcolm Hoenlein	28,915,373	90.06%	3,189,936	9.94%

Dov Klein	28,884,648	89.97%	3,220,661	10.03%

J. Jay Lobell	28,097,806	87.52%	4,007,503	12.48%

Item 2: Ratification of the appointment of BDO USA, LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2019:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes

54,519,698	295,851	57,325	0

Item 3: Advisory vote to approve the compensation of Fortress’s named executive officers:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes

29,564,625	2,386,297	154,387	22,767,565

Item 4: Advisory vote on the frequency of the advisory vote to approve the compensation of Fortress’s named executive officers:

One Year	Two Years	Three Years	Abstention

6,043,351	4,901,988	21,072,104	87,866

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019	Fortress Biotech, Inc.
(Registrant)

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer